                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Administaff, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

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   (4)  Date Filed:

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
                            [ADMINISTAFF LETTERHEAD]


March 30, 2001


Dear Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Administaff's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339, on May 8, 2001 at 10:00 a.m.

It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or Internet procedures that may be provided to you by your broker. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2000 Annual Report to Stockholders is also enclosed with these materials.

Your interest in Administaff is appreciated, and we look forward to seeing you on May 8.

Sincerely,

/s/ PAUL J. SARVADI

Paul J. Sarvadi
President and Chief Executive Officer

                                ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001
                                KINGWOOD, TEXAS

         The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339, on May 8, 2001 at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

         1. To elect three Class III directors to serve until the annual stockholders' meeting in 2004 or until their successors have been elected and qualified.

         2. To approve the adoption of the Administaff, Inc. 2001 Incentive Plan covering 1,500,000 shares of the Company's Common Stock.

         3. To ratify the appointment of Ernst & Young, LLP as the Company's independent public accountants for the year ending December 31, 2001.

         4. To act upon such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

         Only stockholders of record at the close of business on March 9, 2001 are entitled to notice of, and to vote at, the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.


                                              By Order of the Board of Directors

                                              /s/ JOHN H. SPURGIN, II

                                              John H. Spurgin, II
                                              Vice President, Legal,
                                              General Counsel and Secretary


March 30, 2001
Kingwood, Texas

                                ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                         19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

         The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders to be held on May 8, 2001, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 10:00 a.m., Central Daylight Savings Time, at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339.

         Stockholders of record may vote by attending the meeting or by signing, dating and returning your proxy in the envelope provided. If you return your signed proxy, your shares will be voted as you direct. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by (i) submitting written notice of revocation to the Secretary of the Company at the address listed above, (ii) submitting another proxy that is properly signed and later dated, or (iii) voting in person at the Annual Meeting.

         The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders at a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

         The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is March 30, 2001.

         At the close of business on March 9, 2001, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2001 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 27,426,869 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is determined to exist at the meeting, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are considered "shares present" in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to any matter, and thus will not affect the outcome of the voting on a particular proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of March 12, 2001, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company identified under the caption "Election of Directors -- Executive Compensation," and (iv) all directors, director nominees and executive officers of the Company as a group.

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL       PERCENT
NAME OF BENEFICIAL OWNER                                         OWNERSHIP(1)      OF CLASS
------------------------                                        --------------     --------
Steven Alesio ...............................................       10,000              *
Michael W. Brown ............................................       34,576  (2)         *
Jack M. Fields, Jr ..........................................        7,979  (3)         *
Paul S. Lattanzio ...........................................       18,588  (4)         *
Linda Fayne Levinson ........................................       34,636  (5)         *
Richard G. Rawson ...........................................    1,394,435  (6)       5.1%
Paul J. Sarvadi .............................................    3,541,732  (7)      12.9%
A. Steve Arizpe .............................................      110,444  (8)         *
Jay E. Mincks ...............................................       53,329  (9)         *
John H. Spurgin, II .........................................       16,378 (10)         *
American Express Travel Related Services Company, Inc. ......    4,717,282 (11)      15.3%
Lang H. Gerhard .............................................    5,859,600 (12)      21.4%
Executive Officers and Directors as a group (13 persons) ....    5,263,041           18.9%

----------

* Represents less than 1%.

(1) Share numbers have been adjusted to reflect the 2-for-1 split of the Common Stock effected in October 2000. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

(2) Includes options to purchase 30,000 shares of Common Stock that are exercisable within 60 days of March 12, 2001.

(3) Includes 4,000 shares owned by Jack Fields as Custodian for Jordan Fields UGMA.

(4) Includes options to purchase 15,000 shares of Common Stock that are exercisable within 60 days of March 12, 2001.

(5) Includes options to purchase 30,000 shares of Common Stock that are exercisable within 60 days of March 12, 2001.

(6) Includes 668,866 shares owned by the RDKB Rawson LP, 536,502 shares owned by the R&D Rawson LP, 350 shares owned by Dawn M. Rawson (spouse), 50 shares owned by Kimberly Rawson (daughter), 50 shares owned by Richard G. Rawson as Custodian for Barbie Rawson UGMA, and options to purchase 43,466 shares of Common Stock that are exercisable within 60 days of March 12, 2001.

(7) Includes 2,440,100 shares owned by Our Ship Limited Partnership, Ltd., 1,027,120 shares owned by the Sarvadi Children's Partnership, Ltd., 10,036 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JT TEN, 21,144 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi, and options to purchase 43,332 shares of Common Stock that are exercisable within 60 days of March 12, 2001.

(8) Includes options to purchase 90,705 shares of Common Stock that are exercisable within 60 days of March 12, 2001.

(9) Includes options to purchase 50,266 shares of Common Stock that are exercisable within 60 days of March 12, 2001.

(10) Includes options to purchase 10,666 shares of Common Stock that are exercisable within 60 days of March 12, 2001.

(11) Includes warrants to purchase 3,331,030 shares of Common Stock. American Express Travel Related Services Company, Inc.'s (AETRS) address is World Financial Center, 200 Vesey Street, New York, NY 10285.

(12) Based on a Schedule 13D filed with the Securities and Exchange Commission on August 9, 1999, West Highland Capital ("WHC"), a registered investment advisor, has shared voting and dispositive power with respect to 3,358,000 shares; Estero Partners, LLC ("LLC") has shared voting and dispositive power with respect to 3,168,000 shares; West Highland Partners, L.P. ("WHP") has shared voting and dispositive power with respect to 2,560,000 shares; and Buttonwood Partners, L.P. ("BP") has shared voting and dispositive power with respect to 608,000 shares. Mr. Gerhard is the sole director and occupies all executive offices of WHC, and is the sole manager of LLC. WHC, LLC and Mr. Gerhard are the general partners of WHP and BP, both of which are investment limited partnerships. The address of each of such parties is 300 Drakes Landing Road, Suite 290, Greenbrae, California 94904.

                               PROPOSAL NUMBER 1:

                              ELECTION OF DIRECTORS

GENERAL

         The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The number of members constituting the Board of Directors is currently fixed at seven.

         In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the annual meeting of stockholders in 2002, 2003 and 2001, respectively.

         The term of office of each of the current Class III directors expires at the time of the 2001 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Mr. Fields, Mr. Lattanzio and Mr. Rawson have been nominated to serve an additional three-year term as Class III directors. Each of the nominees have consented to be named in this Proxy Statement and to serve as a director if elected.

         It is the intention of the person or persons named in the accompanying proxy card to vote for the election of all nominees named below unless a stockholder has withheld such authority. The affirmative vote of holders of a plurality of the Common Stock present in person or by proxy at the 2001 Annual Meeting of Stockholders and entitled to vote is required for election of the nominees.

         If, at the time of or prior to the 2001 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.


NOMINEES -- CLASS III DIRECTORS (FOR TERMS EXPIRING AT THE 2004 ANNUAL MEETING)

         JACK M. FIELDS, JR. Mr. Fields, age 49, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee, which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields is Chief Executive Officer of 21st Century Group in Washington, D.C. Mr. Fields also serves on the Board of Directors for AIM Mutual Funds. Mr. Fields earned a Bachelor of Arts degree in 1974 from Baylor University, and graduated from Baylor Law School in 1977.

         PAUL S. LATTANZIO. Mr. Lattanzio, age 37, has been a Class III director of the Company since 1995. He has been a Managing Director for Toronto Dominion Capital, the private equity arm for Toronto Dominion Bank, since July 1999. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring advisory areas. Mr. Lattanzio also serves on the Board of Directors of General Communication, Inc., Medical Logistics, Inc. and the Advisory Board of MVP America L.P. Mr. Lattanzio received his Bachelor of Science degree in Economics with honors from the University of Pennsylvania's Wharton School of Business in 1984.

         RICHARD G. RAWSON. Mr. Rawson, age 52, who serves as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company and its subsidiaries, is a Class III director and has been a director of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson is on the Board of Directors and is the immediate Past President of the National Association of Professional Employer Organizations (NAPEO), having served as President of that Board in 1999-2000. Mr. Rawson also serves on the Executive Committee of NAPEO's Board of Directors. He previously served as Chairman of the Accounting Practices Committee of NAPEO for five years as well as Treasurer, Second Vice President and First Vice President. He is also a member of the Financial Executives Institute. Mr. Rawson has a Bachelor of Business Administration degree in Finance from the University of Houston.


             THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


DIRECTORS REMAINING IN OFFICE

         STEVEN ALESIO. Mr. Alesio, age 46, has been a Class II director of the Company since July 1999. Mr. Alesio was named Senior Vice President of The Dun & Bradstreet Corporation in January 2001. He has responsibility for Global Marketing, Technology, Corporate Communications, and Strategy Implementation, and is a member of that company's Global Leadership Team. Before joining Dun & Bradstreet, Mr. Alesio was with the American Express Company for 19 years until his resignation in November 2000. In his last position there, he served as President and General Manager of the Small Business Services group and as a member of that company's Planning and Policy Committee. Prior to assuming those duties, Mr. Alesio held several senior management positions with American Express. Prior to joining American Express in 1981, he held several positions with Arthur Andersen & Co. in Washington, D.C. Mr. Alesio holds a Bachelor of Science degree from St. Francis College and a Master of Business Administration from the University of Pennsylvania's Wharton School of Business.

         MICHAEL W. BROWN. Mr. Brown, age 55, joined the Company as a Class I director in November 1997. Mr. Brown is the past Chairman of the Nasdaq Stock Market Board of Directors and is currently a governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown is also a director of Fat Kat, Inc., a member of the Thomas Weisel Partners Advisory Board, the Financial Executives Institute, and the University of Washington School of Business Advisory Board. He is also a Fellow at BIOS, L.P., a Santa Fe, New Mexico group specializing in commercial applications of the science of complex adaptive systems.

         LINDA FAYNE LEVINSON. Ms. Levinson, age 58, has been a Class I director of the Company since April 1996. She has served as a principal of Global Retail Partners, L.P. since April 1997. From 1994 to 1997, she served as President of Fayne Levinson & Associates, an independent consulting firm located in Santa Monica, California that advises both major corporations and start-up entrepreneurial ventures. Prior to starting Fayne Levinson & Associates, Ms. Levinson served as an executive with Creative Artists Agency, Inc. in 1993, a partner of Wings Partners, Inc., a merchant banking firm, from 1989 to 1992, Senior Vice President for American Express Travel Related Services Company, Inc. from 1984 to 1987, and as a partner of the consulting firm of McKinsey and Co. from 1979 to 1981. Ms. Levinson holds a Bachelor of Arts degree in Russian Studies from Barnard College, a Master of Business Administration degree from New York University School of Business and a Master of Arts degree in Russian Literature from Harvard University. Ms. Levinson also currently serves as a director for Jacobs Engineering Group, Inc., NCR Corporation, CyberSource Corporation, GoTo.com, Inc. and Exactis.com, Inc.

         PAUL J. SARVADI. Mr. Sarvadi, age 44, President, Chief Executive Officer and co-founder of the Company and its subsidiaries, is a Class II director and has been a director since its inception in 1986. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of NAPEO and was a member of its Board of Directors for five years. He also served as President of the Texas Chapter of the National Association of Professional Employer Organizations for three of the first four years of its existence. In 1995, Mr. Sarvadi was selected as Houston's Entrepreneur of the Year for service industries.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has appointed three committees: a Finance, Risk Management and Audit Committee, a Compensation Committee and a Nominating Committee.

         The members of the Finance, Risk Management and Audit Committee are Mr. Brown, who serves as Chairperson, Mr. Lattanzio and Mr. Alesio. The Finance, Risk Management and Audit Committee reviews and monitors (i) the financial affairs of the Company, (ii) the financial statements of the Company and the independence of the firm of independent public accountants hired to audit the Company's financial statements, and (iii) the Company's policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board of Directors. The Finance, Risk Management and Audit Committee charter, which is attached as Appendix A to this proxy statement, contains a detailed description of the committee's duties and responsibilities.

         The members of the Compensation Committee are Ms. Levinson, who serves as Chairperson, and Mr. Fields. The Compensation Committee evaluates the performance of and determines the compensation for senior management, administers the Company's compensation programs and performs such other duties as may from time to time be determined by the Board of Directors.

         The members of the Nominating Committee are Mr. Sarvadi, who serves as Chairperson, and Ms. Levinson. The Nominating Committee considers and makes recommendations to the Board of Directors or the stockholders regarding persons to be nominated by the Board of Directors for election as directors and, in the event of a vacancy in the office of the Chief Executive Officer, would recommend a successor to the Board. The Nominating Committee will consider nominations to the Board submitted by stockholders, provided that any stockholder submitting a nomination complies with the procedures set forth in the Company's Bylaws governing nominations by stockholders. Such procedures are described under "Proposals of Stockholders."

INFORMATION REGARDING MEETINGS

         During 2000, the Finance, Risk Management and Audit Committee had five meetings, the Compensation Committee had two meetings, the Nominating Committee had no meetings and the Board of Directors had seven meetings. All of the members of the Board participated in more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 2000.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors of the Company who are not employees of the Company are paid (i) an annual retainer of $10,000,
(ii) $2,500 for each Board of Directors meeting attended, (iii) an annual fee of $1,000 payable for each committee of the Board (if any) of which such person is the Chairperson and (iv) reasonable expenses incurred in serving as a director. The annual compensation can be taken in cash or Common Stock, at the director's option. In addition, pursuant to the Company's 1997 Incentive Plan, each non-employee director automatically receives on the date such person first becomes a director, a grant of nonqualified options to purchase 7,500 shares of Common Stock, which have a term of ten years and vest in increments of one-third of the total grant on the first, second and third anniversaries of the grant. In addition, following each annual meeting of the Company's stockholders, each non-employee director who was not initially elected at such meeting, receives an annual grant of nonqualified options to purchase an additional 2,500 shares of Common Stock, all of which have a term of ten years and are fully vested on the date of grant. If proposal 2 is adopted and the Administaff, Inc. 2001 Incentive Plan is approved at the annual meeting, beginning in 2002, the number of options that each non-employee director will receive on an annual basis will increase to 5,000. The exercise price of all such options is the closing sale price on the New York Stock Exchange of the Common Stock on the date the options are granted. Mr. Alesio declined all compensation for his service as director except for reimbursement of actual expenses during 2000.

EXECUTIVE COMPENSATION

         The following table summarizes certain information regarding compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers") for services rendered in all capacities to the Company during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                            ANNUAL COMPENSATION(1)   ---------------------
                                                            ----------------------        SECURITIES            ALL OTHER
           NAME AND PRINCIPAL POSITION              YEAR      SALARY     BONUS(2)    UNDERLYING OPTIONS(3)   COMPENSATION(4)
           ---------------------------              ----      ------     -------     ---------------------   ---------------
Paul J. Sarvadi ..........................          2000     $297,492    $223,543          100,000                $11,220
   President and Chief                              1999     $270,706    $ 71,097           80,000                $10,620
   Executive Officer                                1998     $275,154       --                --                  $ 1,020

Richard G. Rawson.........................          2000     $279,278    $306,057           60,000                $ 9,180
   Executive Vice President                         1999     $254,132    $162,944           50,000                $ 9,100
   of Administration, Chief                         1998     $253,885    $ 96,199             --                  $ 2,880
   Financial Officer and Treasurer

A. Steve Arizpe...........................          2000     $260,232    $195,545           60,000                $10,200
   Executive Vice President                         1999     $236,420    $ 62,193           50,000                $ 9,235
   of Client Services                               1998     $235,557       --              40,000                   --

Jay E. Mincks.............................          2000     $233,791    $175,676           60,000                $ 6,213
   Executive Vice President of                      1999     $205,902    $ 54,965           50,000                $ 4,988
   Sales and Marketing                              1998     $197,670       --              40,000                   --

John H. Spurgin, II ......................          2000     $204,526    $153,686           40,000                $10,200
   Vice President of Legal,                         1999     $187,939    $ 49,287           30,000                $ 8,602
   General Counsel and Secretary                    1998     $188,150       --              12,000                   --

----------

(1) Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each executive officer.

(2) Includes for each year shown an additional bonus amount for Mr. Rawson equal to the interest paid by Mr. Rawson to the Company on loans from the Company during the applicable year, plus any applicable taxes due on such component of his bonus. See "Certain Relationships and Related Transactions."

(3) Share numbers have been adjusted to reflect the 2-for-1 split of the Common Stock effected in October 2000.

(4) Represents the Company's employer matching contributions to the Administaff 401(k) Plan and payments of $1,020 and $2,880 in 2000 for Mr. Sarvadi and Mr. Rawson, respectively, with respect to life insurance policies benefiting the named executive.

STOCK OPTIONS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
                              -------------------------------------                                     VALUE AT
                                                   PERCENT OF TOTAL                              ASSUMED ANNUAL RATES OF
                                  NUMBER OF          OPTIONS/SARS                               STOCK PRICE APPRECIATION
                                  SECURITIES          GRANTED TO      EXERCISE OR                  FOR OPTION TERM(3)
                              UNDERLYING OPTIONS/    EMPLOYEES IN     BASE PRICE   EXPIRATION   ------------------------
NAME                          SARS GRANTED(1)        FISCAL YEAR       ($/SH)(2)      DATE         5%($)       10%($)
----                          -------------------  ----------------   -----------  ----------   ----------    ----------
Paul J.  Sarvadi.............      50,000                                $19.93     04/27/10     $  626,693   $1,588,164
                                   50,000                                $43.69     09/15/10      1,373,820    3,481,530
                                  -------                                                        ----------   ----------
                                  100,000                5.3%                                    $2,000,514   $5,069,695

Richard G. Rawson............      30,000                                $19.93     04/27/10     $  376,016   $  952,899
                                   30,000                                $43.69     09/15/10        824,292    2,088,918
                                  -------                                                        ----------   ----------
                                   60,000                3.2%                                    $1,200,308   $3,041,817

A. Steve Arizpe .............      30,000                                $19.93     04/27/10     $  376,016   $  952,899
                                   30,000                                $43.69     09/15/10        824,292    2,088,918
                                  -------                                                        ----------   ----------
                                   60,000                3.2%                                    $1,200,308   $3,041,817

Jay E. Mincks ...............      30,000                                $19.93     04/27/10     $  376,016   $  952,899
                                   30,000                                $43.69     09/15/10        824,292    2,088,918
                                  -------                                                        ----------   ----------
                                   60,000                3.2%                                    $1,200,308   $3,041,817

John H. Spurgin, II..........      20,000                                $19.93     04/27/10     $  250,677   $  635,266
                                   20,000                                $43.69     09/15/10        549,528    1,392,612
                                  -------                                                        ----------   ----------
                                   40,000                2.1%                                    $  800,206   $2,027,878

(1) All options have a term of ten years and become exercisable in increments of one-third of the total grant on the first, second and third anniversaries of the grant. The number of shares underlying options shown have been adjusted to reflect the 2-for-1 split of the Common Stock effected in October 2000.

(2) The exercise price of the options granted is equal to the closing price per share of the Common Stock on the New York Stock Exchange on the date of grant. The exercise prices shown have been adjusted to reflect the 2-for-1 split of the Common Stock effected in October 2000.

(3) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10% compounded annually for the term of the options.


            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                                  NUMBER OF
                                                                                  SECURITIES              VALUE OF
                                                                                  UNDERLYING            UNEXERCISED
                                                                                 UNEXERCISED            IN-THE-MONEY
                                                                               OPTIONS/SARS AT        OPTIONS/SARS AT
                                                 SHARES                        FISCAL YEAR-END         FISCAL YEAR-END
                                              ACQUIRED ON        VALUE           EXERCISABLE/          EXERCISABLE/
NAME                                          EXERCISE(1)       REALIZED      UNEXERCISABLE(1)        UNEXERCISABLE(2)
----                                          ------------      --------      -----------------    ----------------------
Paul J. Sarvadi...........................         --              --         26,666 / 153,334     $  568,768 / $1,601,114

Richard G. Rawson.........................         --              --         33,466 / 104,534     $  669,550 / $1,198,490

A. Steve Arizpe...........................       33,734         $842,685      85,705 / 128,533     $1,689,834 / $1,508,549

Jay E. Mincks.............................       43,492         $991,270      40,266 / 135,734     $  656,878 / $1,630,442

John H. Spurgin, II.......................       29,600         $651,336        --   /  83,200          --    / $1,031,792

(1) Share numbers have been adjusted to reflect the 2-for-1 split of the Common Stock effected in October 2000.

(2) Represents the difference between the closing price of the Company's Common Stock on December 29, 2000, the last trading day of the year, ($29.20) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee is responsible for evaluating the performance of and determining the compensation for executive officers including the Chief Executive Officer. It is also responsible for overseeing the Company's 1997 Incentive Plan and 2001 Incentive Plan. The Compensation Committee has furnished the following report on executive compensation for 2000.

         The Company's compensation programs are designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers, including the Chief Executive Officer, generally consists of three components: (i) a base salary payable in cash, (ii) variable compensation, which is targeted as a percentage of base pay and may be payable in cash awards, phantom shares, performance units, bonus stock or other stock-based awards, and (iii) long-term incentive compensation, which generally consists of stock options.

         In determining the overall level of compensation for each of the Company's executive officers, including the Chief Executive Officer, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. The Compensation Committee annually reviews the overall compensation levels of executives of a peer group of companies, and generally seeks to set base compensation at the median point of the range of those compensation levels and total compensation (variable plus base) at the third quartile of the range in comparison to such peer companies. The Company's peers for executive compensation purposes include some, but not all, of the companies included in the self-constructed peer index on the performance graph. The Company likewise includes as peers for compensation purposes some companies in the service industry that have similar revenue as the Company, but that are not PEOs. In setting base salary for executives other than the Chief Executive Officer, the Compensation Committee also considers the Chief Executive Officer's subjective evaluation of each executive's performance.

         Variable compensation is generally computed as a percentage of base salary, which is determined by the Compensation Committee based on factors such as the Company's earnings per share and achievement of the Company's expansion goals. More specifically, 2000 variable compensation (which was paid in 2001) was based on the achievement of diluted earnings per share of $0.58 (which constituted 67.1% of the base pay) and achievement of the following major initiatives (which constituted 8% of the total pay): achievement of the E-commerce portal launch by the end of the second quarter of 2000; opening four sales offices by the end of the third quarter of 2000; opening of the Houston Service Center by the end of 2000; and the launch of online forms submission through Administaff Assistant(R) by the third quarter of 2000. In addition to his variable compensation calculated as a percentage of base salary, Mr. Rawson receives an additional bonus amount equal to the interest paid by him on loans from the Company plus any applicable taxes due on such additional bonus amount. See "Certain Relationships and Related Transactions."

Long-term Incentive Compensation

         Long-term incentive compensation is provided through the Company's 1997 Incentive Plan, the objectives of which are to promote the interests of the Company by encouraging employees of the Company and its subsidiaries to acquire or increase their equity interest in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Awards under the 1997 Incentive Plan have generally been made in the form of stock options, although in the future such awards may include phantom shares, performance units, bonus stock or other stock-based awards. The Compensation Committee believes that stock options align the interest of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder's return. The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant options, the Compensation Committee considers factors including an executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company.

         In 2000, the Company granted options to purchase an aggregate of 660,000 shares of Common Stock (adjusted to reflect the 2-for-1 split of the Common Stock effected in October 2000) to executive officers of the Company, including the Chief Executive Officer.

CEO Compensation

         The compensation of the Chief Executive Officer is determined in the same manner as the other executives of the Company, as set forth above. In 2000, the Compensation Committee granted Mr. Sarvadi options to purchase 100,000 shares of Common Stock (adjusted to reflect the 2-for-1 split of the Common Stock effected in October 2000). In making the grant, the Compensation Committee considered Mr. Sarvadi's large ownership position in the Company. Although the Compensation Committee believes that the grant of options to Mr. Sarvadi further aligns his interests with those of stockholders, the Compensation Committee considered the grant to Mr. Sarvadi to be more in the nature of variable compensation than a long-term incentive.

Section 162(m) of the Internal Revenue Code

         Because the Company has not yet granted any executive officer compensation exceeding $1,000,000 in any year, the Compensation Committee has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code, which generally limits the Company's ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee, in consultation with the Board of Directors, will adopt such a policy if the compensation awarded to an executive exceeds such amount.

                                                Linda Fayne Levinson
                                                Jack M. Fields, Jr.

REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE

         The Finance, Risk Management and Audit Committee (the "Committee") of Administaff, Inc. is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Committee acts under a written charter adopted and approved by the Board of Directors and reviewed annually by the Committee. A copy of the Committee charter is attached to this Proxy Statement as Appendix A.

         The Committee has reviewed and discussed with the Company's management the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2000.

         The Committee has discussed with Ernst & Young, LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

         The Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young its independence. The Committee has also considered the compatibility of non-audit services with Ernst & Young's independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                 Michael W. Brown
                                                 Paul S. Lattanzio
                                                 Steven Alesio

PERFORMANCE GRAPH


                COMPARISON OF 47 MONTH CUMULATIVE TOTAL RETURN*
                AMONG ADMINISTAFF, INC., THE RUSSELL 2000 INDEX,
                 THE S & P SMALLCAP 600 INDEX AND A PEER GROUP

                                    [GRAPH]


                                Cumulative Total Return
                        --------------------------------------
                        2/3/97   12/97   12/98   12/99   12/00
                        ------   -----   -----   -----   -----
ADMINISTAFF, INC.       100.00  152.21  147.06  177.94  320.00
RUSSELL 200             100.00  119.97  116.91  141.76  123.92
S & P SMALLCAP 600      100.00  123.53  126.90  142.64  159.47
PEER GROUP              100.00   23.70   14.39   10.62    4.91


* $100 INVESTED ON 2/3/97 IN STOCK OR ON 1/31/97 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.


         The above graph compares the cumulative total return of the Company's Common Stock with the cumulative total return of the Standard & Poor's SmallCap 600 Stock Index, the Russell 2000 Index and an industry peer group index for the period from February 3, 1997 to December 31, 2000 (assuming reinvestment of any dividends and an investment of $100 in each on February 3, 1997). This is the first year that the Company has compared its stock performance to the S&P SmallCap 600 Index. The Company intends to use this index in future years because the Company is now included in such Index. In compliance with SEC rules, the Company is also comparing its stock performance to the Russell 2000 Index, which it used last year.

         The peer group consists of Employee Solutions, Inc., Team Mucho, Inc. (formerly known as Team America Corporation), TeamStaff, Inc., Staff Leasing, Inc., Vincam, Inc. (through December 31, 1998) and NovaCare Employee Services, Inc. (through December 31, 1998), each of which provides or provided professional employer services. Vincam, Inc. and NovaCare Employee Services, Inc. were dropped from the return calculation after December 31, 1998 as a result of each of them being acquired in 1999, and the then market value attributable to each was assumed to be reinvested in the other four companies in the index.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, the members of the Compensation Committee were Ms. Levinson and Mr. Fields. No member of the Compensation Committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company, or (iii) had any business relationship or conducted any transactions with the Company.

         During 2000, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

         Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 2000 applicable to its officers, directors and greater than 10% beneficial owners, were timely filed, except that Paul J. Sarvadi was late in filing one Form 4 reflecting a change in the beneficial ownership of his Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1995, Richard G. Rawson, Executive Vice President of Administration, Chief Financial Officer, Treasurer and a director of the Company, exercised options to purchase 897,334 shares of Common Stock (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) at a price of $1.50 per share (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000). The purchase price was paid in cash by Mr. Rawson. In connection with the exercise of the options, the Company entered into a loan agreement with Mr. Rawson in the amount of approximately $694,000, whereby the Company paid certain federal income tax withholding requirements related to the stock option exercise. The loan agreement called for an additional amount to be advanced to Mr. Rawson in the event the ultimate tax liability resulting from the exercise exceeded the statutory withholding requirements. In April 1996, an additional $300,000 was loaned to Mr. Rawson pursuant to this provision of the agreement. Mr. Rawson, his wife and a family limited partnership of which Mr. Rawson is the general partner are obligors of such loans. The maturity date of the June 1995 loan was extended in February 2000 to June 2002. The April 1996 loan matures in April 2001. Both loans are secured by 97,964 shares of Common Stock (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) owned by the obligors. The loans accrue interest at 6.93%; however, pursuant to an understanding Mr. Rawson has with the Company, in each year that the loans have been outstanding, Mr. Rawson has received a bonus amount equal to the interest paid by Mr. Rawson on the loans, plus any applicable taxes due on such component of his bonus. See "Report of the Compensation Committee of the Board of Directors."

         In March 1998, the Company completed a Securities Purchase Agreement (the "Agreement") with AETRS whereby the Company sold units consisting of 1,386,252 shares (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) and warrants to purchase an additional 4,131,030 shares (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) of Common Stock to AETRS for a total purchase price of $17.7 million. The warrants have exercise prices ranging from $20 to $40 per share (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) and terms ranging from three to seven years. Mr. Alesio was elected a director of the Company in July 1999 pursuant to the terms of the Agreement. Mr. Alesio resigned from American Express in November 2000.

         In conjunction with the Agreement with AETRS, the Company entered into a Marketing Agreement with AETRS to jointly market the Company's services to American Express' substantial small business customer base across the country. Under the terms of the Marketing Agreement, AETRS is utilizing its resources to generate appointments with prospects for the Company's services. In addition, the Company and AETRS are working to jointly develop product offerings that enhance the current PEO services offered by the Company. In April 2000, the Marketing Agreement was amended to provide for increased marketing efforts by AETRS and to provide that the parties would work towards embedding services provided by AETRS in the Company's client offerings through its E-commerce portal. The Company pays a commission to AETRS based upon both the number of worksite employees paid after being referred to the Company pursuant to the Marketing Agreement and the total number of worksite employees paid by the Company. The Marketing Agreement expires at the end of 2005. On February 28, 2001, American Express exercised warrants to purchase 800,000 shares of Common Stock at $20 per share. On March 12, 2001, the Company purchased 800,000 shares of Common Stock from American Express and a related entity for a per share price of approximately $24.4629. The price was based upon the average closing price of the shares on the New York Stock Exchange over a period of 20 trading days.

                               PROPOSAL NUMBER 2:

                                 APPROVAL OF THE
                      ADMINISTAFF, INC. 2001 INCENTIVE PLAN

REASONS FOR ADOPTION OF THE 2001 PLAN

         On March 7, 2001, the Board of Directors approved, subject to stockholder approval, the Administaff, Inc. 2001 Incentive Plan (the "2001 Plan"). The Board of Directors believes that the 2001 Plan will serve to retain and attract persons of training, experience and ability to serve as employees of the Company and its subsidiaries and to serve as non-employee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The 2001 Plan is substantially similar to the Company's existing 1997 Incentive Plan, which currently has less than 75,000 shares available for awards, except that it provides for more flexibility in the types of awards authorized. Up to 1,500,000 shares of Common Stock are reserved for issuance under the 2001 Plan. The aggregate market value of these shares based upon the closing price per share of $18.18 on the New York Stock Exchange as of March 12, 2001 was $27,270,000. Currently, there are approximately 69,200 employees and 5 non-employee directors who will be eligible to participate in the plan. A copy of the 2001 Plan is attached as Appendix B to this Proxy Statement.

REQUIRED AFFIRMATIVE VOTE AND RECOMMENDATION

         If the votes cast in person or by proxy at the 2001 Annual Meeting in favor of the proposal exceed the votes cast opposing the proposal, the 2001 Plan will be approved. If not approved by the stockholders, the 2001 Plan will terminate.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 2001 PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

SUMMARY OF THE 2001 PLAN

         The summary description that follows is qualified by reference to the 2001 Plan, a copy of which is attached as Appendix B to this proxy statement.

         Eligibility for Participation. All employees of the Company and its subsidiaries and non-employee directors of the Company are eligible for awards under the 2001 Plan.

         The allocation of awards in 2001 under the 2001 Plan for persons other than non-employee Directors is not currently determinable because awards will be made in accordance with future decisions of committees of the Board following the general guidelines of the 2001 Plan. For a description of the options granted during 2000 to Named Executive Officers under the 1997 Incentive Plan, please see the "Summary Compensation Table" and the "Option/SAR Grants in Last Fiscal Year" table. Awards to non-employee directors in connection with the 2001 Annual Meeting will be made under the 1997 Incentive Plan. Thereafter, non-employee directors will receive awards pursuant to the 2001 Plan. The following table sets forth the awards that will be made to non-employee directors under the 2001 Plan for the calendar year beginning January 1, 2002, assuming that five non-employee Directors are then serving on the board:

                             NEW PLAN BENEFITS TABLE
                      ADMINISTAFF, INC. 2001 INCENTIVE PLAN

  Name and Position      Dollar Value ($)         Number of Units
----------------------   ----------------   -----------------------------
Non-employee Directors       $ (*)          25,000 shares of Common Stock
(as a group)

(*) Beginning in 2002, non-employee directors will receive annual grants of options to purchase 5,000 shares of Common Stock. The dollar value of such options is not determinable at this time because it will depend upon the fair market value of the Common Stock on the date of the grant, which will be the date of the annual meeting for each year beginning after January 1, 2002.

         Administration. The 2001 Plan is administered by the Compensation Committee of the Company's Board of Directors or any other committee that may be designated by the Board of Directors. The Board of Directors has designated Mr. Sarvadi as the sole member of a Special Awards Committee (together with the Compensation Committee, the "Committee") for the purpose of making awards under the 2001 Plan to participants other than officers of the Company. Except with respect to the automatic grant of non-employee director options, the Committee will select the employees who will receive awards, determine the type and terms of awards to be granted and interpret and administer the 2001 Plan. Awards under the 2001 Plan may be granted in tandem with other compensation.

         Terms, Conditions and Limitations of Employee Awards.

         Performance Objectives. The Committee may condition any employee award under the 2001 Plan on the achievement of one or more performance objectives. The Committee shall determine the performance objectives to be achieved and the length of time allowed to achieve any performance objectives. The term "performance objectives" means the objectives established by the Committee that are to be achieved with respect to an award, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department, geographic market or function within the Company or a subsidiary in which the person receiving the award is employed, or in individual or other terms, and which will relate to the period of time determined by the Committee. The performance objectives intended to qualify under Section 162(m) of the Internal Revenue Code shall be with respect to one or more of the following: (a) net earnings; (b) operating income; (c) earnings before interest and taxes; (d) earnings before interest, taxes, depreciation, and amortization expenses; (e) earnings before taxes and unusual or nonrecurring items; (f) total revenue; (g) return on investment; (h) return on equity; (i) return on total capital; (j) return on assets; (k) total stockholder return; (l) return on capital employed in the business; (m) stock price performance; (n) earnings per share growth; (o) cash flows; (p) total profit; (q) operating expenses; (r) fee revenue; (s) total revenue less bonus payroll; (t) the number of paid worksite employees; and (u) gross mark-up per worksite employee.

         Which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time the award is granted. A performance objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

         Employee Stock Options. Stock options granted to employees are subject to such terms and conditions as may be established by the Committee, except that the option exercise price cannot be less than the fair market value per share of the Common Stock on the date of grant. Stock options may be granted either as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code, nonqualified stock options or a combination thereof. No ISO may be exercised more than ten years after the date of grant. An award may provide for the granting of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award. Payment of the option exercise price may be by cash, check, shares of Common Stock already owned by the optionee for a required period, a "cashless broker exercise" procedure, or a combination thereof.

         Stock Award (including Restricted Stock). The Committee may grant an award of Common Stock, which may be restricted stock, or an Award that is denominated in units of Common Stock.

         Phantom Stock Award. The Committee may grant phantom shares of Common Stock to employees, which may be payable in cash, shares of Common Stock or a combination thereof, subject to the achievement of specified performance goals.

         Stock Appreciation Right. The Committee may grant an award that is in the form of a stock appreciation right ("SAR"). A SAR is the right to receive an amount in cash or Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.

         Cash Award.  The Committee may grant an award in cash.

         Performance Awards. The Committee may grant a performance award consisting of any type of award or combination of awards. A performance award is subject to the achievement of one or more performance objectives.

         Performance Units. The Committee may grant an award in Performance Units. Performance Units are units equivalent to $100 (or such other value as the Committee determines) and may consist of payments in cash, shares of Common Stock or a combination thereof, payable upon the achievement of specified performance goals.

         Other Stock-Based Awards. The Committee, in its discretion, may grant other forms of awards based on, or payable in, shares of Common Stock.

         Annual Award Limits. No participant may be granted, during any one calendar year, options or SARs with respect to more than 100,000 shares of Common Stock that are not subject to the achievement of a performance objective or cash awards having a total value in excess of $1,000,000 that are not subject to the achievement of a performance objective. No participant may be granted, during any one calendar year, performance awards having a total value in excess of $1,000,000. No participant may be granted, during any one calendar year, stock awards or phantom stock awards that are not subject to the achievement of a performance objective or other stock-based awards with respect to more than 100,000 shares of Common Stock.

         Terms, Conditions and Limitations of Non-employee Director Awards.

         Non-employee Director Stock Options. The 2001 Plan provides that each person who is initially appointed or elected as a director of the Company after March 7, 2001 shall be automatically granted an option to purchase 7,500 shares of Common Stock on the date of election or appointment at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, and such option shall vest as to one-third of the shares on each anniversary of its grant date. The 2001 Plan also provides that, for each calendar year beginning after January 1, 2002, each director shall automatically receive on the date of each annual meeting of the Company's stockholders (unless first elected or appointed at such meeting) an immediately vested and exercisable option to purchase 5,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. Neither the Committee nor the Board of Directors has any discretion with respect to the grant of these director options. Each director option shall have a term of 10 years, subject to earlier termination depending upon continuity of service on the Board.

         Other Terms and Limitations.

         Transferability. Awards under the 2001 Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Committee may, in its discretion, permit a participant to transfer all or a portion of any award that is not an ISO to the participant's "immediate family members," as defined in the 2001 Plan.

         Deferral. The Committee may permit participants to elect to defer payment of some or all types of awards or provide for the deferral of an award. A deferral may be in the form of an installment payment or a future lump-sum payment.

         Dividends and Interest. An award denominated in Common Stock may include dividends or dividend equivalent rights. The Committee may also establish rules for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

         Adjustments to Awards Following Grant. The Committee may provide for adjustment of awards following grant under the 2001 Plan in the following circumstances. In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee may adjust the number of shares, the award exercise price and the type of shares covered by the award. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may substitute new awards for previously issued awards, or cancel outstanding options or SARs and give the holder of the outstanding option or SAR thirty days to exercise the cancelled option or SAR. The Committee, in its sole discretion, may amend any stock-based award to reflect a change in accounting rules required by the Financial Accounting Standards Board, and with respect to any award that is not intended to meet the requirements of Section 162(m) of the Internal Revenue Code, may amend any award to reflect a significant event if the Committee believes amendment is appropriate to reflect the original intent in the grant of the award.

         Tax Withholding. The 2001 Plan permits the Committee to allow a participant, upon exercise of an option or payment of an award, to satisfy any applicable federal tax withholding requirements in the form of shares of Common Stock, including shares issuable upon exercise or payment of such award.

         Change in Control. The 2001 Plan provides that upon a "change in control" of the Company (as defined in the 2001 Plan), all Awards shall become immediately exercisable or payable, as the case may be.

         Amendment and Termination. The Company may amend, alter or discontinue the 2001 Plan, except that no amendment or alteration that would impair the rights of a holder of any award shall be made without the holder's consent, and no amendment or alteration shall be effective prior to approval by the stockholders to the extent the Board of Directors determines such approval is required by applicable laws, regulations or exchange requirements.

                               PROPOSAL NUMBER 3:

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

         The Board of Directors has appointed the firm of Ernst & Young, LLP as the Company's independent public accountants for the year ending December 31, 2001, subject to ratification by the Company's stockholders. Ernst & Young has served as the Company's independent public accountants since 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

FEES OF ERNST & YOUNG, LLP

         Ernst & Young's fees for professional services provided to Administaff totaled $225,000 for the calendar year 2000. Ernst & Young's fees for professional services included the following:

         AUDIT FEES

         The Company was billed a total of $121,000 by Ernst & Young for services rendered in connection with the annual audit and for the review of the Company's financial statements included in the Company's Forms 10-Q for fiscal year 2000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Ernst & Young did not provide any information technology services to the Company during fiscal year 2000.

         ALL OTHER FEES

         The Company was billed a total of $104,000 by Ernst & Young for all other non-audit services, including $78,000 for tax-related services and $26,000 for non-audit attestation services, for fiscal year 2000.

         The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to the Company and considered whether Ernst & Young's provision of such services was compatible with maintaining its independence.

REQUIRED AFFIRMATIVE VOTE

         If the votes cast in person or by proxy at the 2001 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young, LLP as the Company's independent public accountants for the year ending December 31, 2001 will be ratified.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ERNST & YOUNG, LLP'S APPOINTMENT AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                            PROPOSALS OF STOCKHOLDERS

STOCKHOLDER PROPOSALS FOR 2002 MEETING

         Any proposal of a stockholder intended to be considered for inclusion in the Company's proxy statement for the 2002 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than the close of business on November 30, 2001.

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

         The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the annual meeting to be held in 2002 if it is received not later than the close of business on November 30, 2001 and not earlier than the close of business on October 31, 2001. In addition, the Bylaws require that such written notice set forth (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to such stockholder (i) the name and address, as they appear on the Company's books, of such stockholder, (ii) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder, and (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the reasons for conducting such business at the annual meeting, (c) the name and address, as they appear on the Company's books, of such stockholder, (d) the class and number of shares of the Company's stock which are beneficially owned by such stockholder, and (e) any material interest of such stockholder in such business.

                              FINANCIAL INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO RUTH HOLUB, INVESTOR RELATIONS ADMINISTRATOR, ADMINISTAFF, INC., 19001 CRESCENT SPRINGS DRIVE, KINGWOOD, TEXAS 77339-3802.


                                            By Order of the Board of Directors

                                            /s/ JOHN H. SPURGIN, II

                                            John H. Spurgin, II
                                            Vice President of Legal,
                                            General Counsel and Secretary

March 30, 2001
Kingwood, Texas

                                   APPENDIX A

ADMINISTAFF                                         FINANCE, RISK MANAGEMENT AND
                                                         AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Finance, Risk Management and Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management and accounting practices of the Company. The scope of the Committee's responsibility entails reviewing and monitoring (i) the financial affairs of the Company, (ii) the financial statements of the Company and the independence of the firm of independent public accountants hired to audit the Company's financial statements (the "external auditors"), and (iii) the Company's policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, the Board of Directors and the Committee recognize that the Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. Therefore, the Board of Directors and the Committee's responsibility is one of oversight.

MEMBERSHIP AND MEETINGS

The Committee shall consist of not less than three directors who serve at the discretion of the Board of Directors, and the Committee's composition shall meet the requirements of the Audit Committee Policy of the New York Stock Exchange ("NYSE"). Accordingly, (i) each member shall have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, (ii) each member shall be (or shall become within a reasonable time after appointment) financially literate, and (iii) at least one member shall have accounting or related financial management expertise, as the Board of Directors interprets each such qualification in its business judgment.

The Committee shall meet at least four times each year.

PRIVATE DISCUSSIONS/INVESTIGATIONS

The Committee may ask officers and employees of the Company, the Company's outside counsel, the Company's external auditor or others to attend meetings with, and furnish pertinent information to, the Committee. The Committee is empowered to investigate any matter relating to the financial affairs and risk management of the Company brought to its attention, shall have full access to all books, records, facilities and personnel of the Company, and shall have the power to retain counsel, auditors or other experts for this purpose.

ACCOUNTABILITY OF EXTERNAL AUDITORS

The external auditors are ultimately accountable to the Committee and the Board of Directors. The Committee and the Board of Directors have the responsibility to select, evaluate and, where appropriate, replace the Company's external auditors.

DUTIES AND RESPONSIBILITIES

The Committee shall:

1. Annually recommend to the Board of Directors the selection of the Company's external auditors, with such selection to be submitted to the stockholders for ratification.

2. Review and approve the plan and scope of the annual audit of the Company's consolidated financial statements and any other services provided by the Company's external auditors, as well as the fees related to the audit and such other services.

3. Prior to the filing of the Company's quarterly report on Form 10-Q and annual report on Form 10-K, review and discuss with the external auditors and management the results of any annual audit or interim financial review and any report or opinion rendered in connection therewith, as the case may be, any unresolved disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the external auditors.

4. Review and consider with the external auditors, the Chief Financial Officer and the Vice President of Finance the matters required to be discussed by Statement of Auditing Standards No. 61.

5. Review with the external auditors any management letter provided by the external auditors and management's response to that letter.

6. Review proposed changes to the Company's financial and accounting standards and principles and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls.

7. Review and approve the services provided by independent accounting firms other than the external auditors.

8. Discuss with management and the external auditors the quality and adequacy of the Company's internal controls.

9. Ensure that the external auditors deliver to the Committee on a periodic basis a formal written report delineating all relationships between the external auditors and the Company. The Committee shall discuss with the external auditors their independence from management and the Company and shall consider the compatibility of non-audit services with the auditors' independence. The Committee shall recommend that the Board of Directors take appropriate action in response to the written report to satisfy itself of the independence of the external auditors.

10. Meet periodically with management to review the Company's major risk exposures and any steps management has taken to monitor and control such exposures.

11. Provide a report of Committee activities to the Board of Directors at regular intervals.

12. Perform such other functions as requested by the Board of Directors, or required by law or NYSE rule.

ANNUAL REVIEW OF CHARTER

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board of Directors and, if necessary, recommend that the Board of Directors amend this Charter.

                                   APPENDIX B

                                ADMINISTAFF, INC.
                               2001 INCENTIVE PLAN

         1. OBJECTIVES. This Administaff, Inc. 2001 Incentive Plan (this "Plan") is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees of Administaff, Inc., a Delaware corporation (the "Company"), and its Subsidiaries and as non-employee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

         2. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

                  "ANNUAL DIRECTOR AWARD DATE" means, for each calendar year beginning on or after January 1, 2002, in which this Plan is in effect, the date on which the annual meeting of the stockholders of the Company is held in that year.

                  "AWARD" means an Employee Award or a Director Award.

                  "AWARD AGREEMENT" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

                  "BOARD" means the Board of Directors of the Company.

                  "CASH AWARD" means an Award payable in cash.

                  "CAUSE" means:

                  (a) the Director whose removal is proposed has been convicted, or when a Director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

                  (b) such Director has been found by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board called for that purpose or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his duties to the Company in a matter of substantial importance to the Company; or

                  (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a Director of the Company.

                  "CHANGE IN CONTROL" means:

                  (a) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock of the Company or the then outstanding voting securities entitled to vote generally in the election of directors; or

                  (b) the date the individuals who constitute the Board as of March 7, 2001 (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to March 7, 2001, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                  (c) the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (c) if consummation of the transaction would result in at least 65% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 65% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                  (d) the date the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report of item therein) that a change in control of the Company has or may have occurred, or will or may occur in the future, pursuant to any then existing contract or transaction.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Compensation Committee of the Board or any other committee as may be designated by the Board.

                  "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 13.

                  "COMPANY" means Administaff, Inc., a Delaware corporation.

                  "DIRECTOR" means a member of the Board, excluding any individual who is also an employee of the Company or any Subsidiary.

                  "DIRECTOR AWARD" means a Director Option.

                  "DIRECTOR OPTION" means a nonqualified stock option granted to a Director pursuant to Section 7.

                  "DISABILITY" means the inability to perform the duties of the Director's position for a period of six (6) consecutive months or for an aggregate of six (6) months during any twelve (12) month period after the Grant Date by reason of any medically determinable physical or mental impairment, as determined by the Committee in the Committee's sole discretion.

                  "EMPLOYEE" means an individual employed by the Company or any Subsidiary. For purposes of this Plan, an Employee also includes any individual who has been offered employment by the Company or any Subsidiary, provided that
(a) any Award granted to such prospective employee shall be canceled if such individual fails to commence such employment, (b) no payment of value may be made in connection with such Award until such individual has commenced such employment, and (c) such individual may not be granted an ISO prior to the date the individual actually commences employment.

                  "EMPLOYEE AWARD" means any Option, Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

                  "EXERCISE PRICE" means the price at which the Option Shares may be purchased under the terms of the Award Agreement.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                  "FAIR MARKET VALUE" of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise; (b) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the closing sales price per share of Common Stock reported by the Nasdaq National Market on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise; (c) if the Common Stock is not so listed or quoted, the closing price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated; or (d) if none of the above is applicable, then such amount as may be determined by the Committee or the Board in such a manner as it deems in good faith to be the fair market value per share of Common Stock.

                  "GRANT DATE" means (a) with respect to an Award other than a Director Award, the date specified by the Committee in the Award Agreement on which such Award will become effective, and (b) with respect to a Director Award, the automatic date of grant for such Award as provided in Section 7.

                  "ISO" means an incentive stock option within the meaning of Code Section 422.

                  "OPTION" means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and in the Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.

                  "OPTION SHARES" means the shares of Common Stock covered by a particular Option.

                  "OTHER STOCK-BASED AWARD" means any Award that shall consist of a right that (a) is not an Option, Performance Award, Phantom Stock Award, Stock Award or SAR, and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as is deemed by the Committee to be consistent with the terms of the Plan.

                  "PARTICIPANT" means an Employee or a Director to whom an Award has been granted under this Plan.

                  "PERFORMANCE AWARD" means an Employee Award, such as a Performance Unit, that is subject to the achievement of one or more Performance Objectives established by the Committee.

                  "PERFORMANCE OBJECTIVES" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, or in individual or other terms, and which shall relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Code Section 162(m) shall be with respect to one or more of the following: (a) net earnings; (b) operating income; (c) earnings before interest and taxes; (d) earnings before interest, taxes, depreciation and amortization expenses; (e) earnings before taxes and unusual or nonrecurring items; (f) total revenue; (g) return on investment; (h) return on equity; (i) return on total capital; (j) return on assets; (k) total stockholder return; (l) return on capital employed in the business; (m) stock price performance; (n) earnings per share growth; (o) cash flows; (p) total profit; (q) operating expenses; (r) fee revenue; (s) total revenue less bonus payroll; (t) the number of paid worksite employees; and (u) gross mark-up per worksite employee.

                  The Committee shall determine, in its sole discretion, at the time of grant of an Award, which Performance Objectives to use with respect to an Award, the weighting of such objectives if more than one is used and whether such objective(s) is (are) to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective need not be based on an increase or a positive result and may be based, for example, on maintaining the status quo or limiting economic losses.

                  "PERFORMANCE UNIT" means a unit equivalent to $100 or such other value as determined by the Committee.

                  "PHANTOM STOCK AWARD" means the right to receive the value of a specified number of shares of Common Stock.

                  "PLAN" means the Administaff, Inc. 2001 Incentive Plan, as amended from time to time.

                  "RESTRICTED STOCK" means shares of Common Stock that are restricted or subject to forfeiture provisions.

                  "STOCK APPRECIATION RIGHTS" or "SARS" means the right to receive an amount in cash or Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.

                  "STOCK AWARD" means an Employee Award denominated in or payable in shares of Common Stock, which may be Restricted Stock.

                  "SUBSIDIARY" means (a) with respect to any Awards other than ISOs, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).

         3. PLAN ADMINISTRATION AND DESIGNATION OF PARTICIPANTS. All Employees of the Company and its Subsidiaries and all Directors of the Company are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Employee Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Employee Awards. The Committee shall have no discretion with respect to the grant of Director Awards.

                  This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate.

                  The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions contained in an Employee Award, waive any restriction or other provision of this Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (a) not adverse to the Participant to whom such Employee Award was granted, or (b) consented to by such Participant. Notwithstanding anything herein to the contrary, no Option or SAR shall be granted in exchange for another Option or SAR if the Exercise Price of the previously granted Option or SAR is greater than the Exercise Price of the replacement Option or SAR.

                  No member of the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

         4. AWARD AGREEMENT. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by the appropriate officer for and on behalf of the Company.

         5. SHARES OF COMMON STOCK RESERVED FOR THIS PLAN. Subject to adjustment as provided in Section 13 hereof, a total of 1,500,000 shares of Common Stock shall be reserved for issuance upon the exercise or payment of Awards granted pursuant to this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Awards that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant shall immediately become available for the granting of Awards under this Plan.

         6. EMPLOYEE AWARDS.

                  (a) OPTIONS. An Employee Award may be in the form of an Option. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market value of the Common Stock at the time of grant. Options granted to an Employee of the Company may, in the discretion of the Committee, provide for an automatic "reload" grant upon the exercise of the Option, with such terms and conditions on any such reload grant as the Committee may choose, provided, however, that the Exercise Price for such reload option shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant of such reload option and the term for such reload option shall not exceed the remaining term for the original Option.

                           (i) INCENTIVE STOCK OPTIONS. Options granted to
                  Employees hereunder may be ISOs. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code
                  Section 422. All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.

                           (ii) NONQUALIFIED STOCK OPTIONS. Options granted to
                  Employees may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.

                  (b) PERFORMANCE AWARD. An Employee Award may be in the form of a Performance Award, such as a Performance Unit. A Performance Award shall be subject to the achievement of one or more Performance Objectives. All other terms, conditions and limitations applicable to Performance Awards shall be determined by the Committee.

                  (c) STOCK AWARD (INCLUDING RESTRICTED STOCK). An Employee Award may consist of Common Stock or may be denominated in units of Common Stock. All terms, conditions and limitations applicable to any Stock Award pursuant to this Plan shall be determined by the Committee.

                  (d) PHANTOM STOCK AWARD. An Employee Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common Stock. All terms, conditions and limitations applicable to any Phantom Stock Award shall be determined by the Committee.

                  (e) STOCK APPRECIATION RIGHT. An Employee Award may be in the form of SARs. All terms, conditions and limitations applicable to any Employee Awards of SARs shall be determined by the Committee.

                  (f) CASH AWARD. An Employee Award may be in the form of a Cash Award. All terms, conditions and limitations applicable to any Cash Award shall be determined by the Committee.

                  (g) OTHER STOCK-BASED AWARDS. An Employee Award may be in the form of any Other Stock-Based Award. All terms, conditions and limitations applicable to any Other Stock-Based Award shall be determined by the Committee.

                  (h) The following limitations shall apply to any Award made hereunder:

                           (i) Notwithstanding anything herein to the contrary,
                 no Participant may be granted, during any one calendar year period, Options or SARs (that are not subject to the achievement of any Performance Objectives) with respect to more than 100,000 shares of Common Stock.

                          (ii) Notwithstanding anything herein to the contrary,
                 no Participant may be granted, during any one calendar year period, Performance Awards having a total value in excess of $1,000,000 or Cash Awards (that are not subject to the achievement of any Performance Objectives) having a total value in excess of $1,000,000.

                          (iii) Notwithstanding anything herein to the contrary,
                 no Participant may be granted, during any one calendar year period, Stock Awards or Phantom Stock Awards (that are not subject to the achievement of any Performance Objectives) or Other Stock-Based Awards with respect to more than 100,000 shares of Common Stock.

         7. DIRECTORS AWARDS. Directors of the Company shall be granted Director Awards in accordance with this Section 7 and subject to applicable terms and limitations set forth in this Plan and the applicable Award Agreements. Notwithstanding anything herein to the contrary, if the number of shares of Common Stock available for Awards under this Plan is insufficient to make all automatic grants of Director Awards provided for in this Section 7 on the applicable Grant Date, then all Directors who are entitled to a Director Award on such date shall share ratably in the number of shares then available for Awards under this Plan, all Directors shall have no right to receive a Director Award with respect to the deficiencies in the number of available shares, and all future Director Awards under this Section 7 shall terminate.

                  (a) INITIAL DIRECTOR AWARD. Each Director who is elected or appointed to the Board for the first time after March 7, 2001, shall be automatically granted, on the date of his or her election or appointment to the Board, a Director Option to purchase 7,500 shares of Common Stock (the "Initial Director Award"), which shall become vested and exercisable as to one-third (1/3) of the Option Shares on each anniversary of the Grant Date unless such Director requests in writing not to receive such Initial Director Award. Notwithstanding the foregoing, if the Director terminates his service as a member of the Board, his or her unvested Option Shares, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or Disability, in which event the unvested Option Shares shall become immediately 100% vested and exercisable on such termination date.

                  (b) ANNUAL DIRECTOR AWARD. On the Annual Director Award Date, each Director who is in office immediately after the annual meeting on such date and who was not elected or appointed to the Board for the first time on such date shall be automatically granted a Director Option to purchase 5,000 shares of Common Stock (the "Annual Director Award"), which shall be 100% vested and exercisable on the Grant Date unless such Director requests in writing not to receive such Annual Director Award.

                  (c) TERMINATION OF DIRECTOR AWARDS. The Initial Director Award and the Annual Director Award granted to each Director shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Director upon the first to occur of:

                  (i) the tenth (10th) anniversary of the Grant Date for such Award or

                  (ii)     with respect to

                           (1) the portion of the Initial Director Award and
                  Annual Director Award exercisable upon termination of service, the expiration of (A) three (3) months following the Director's termination of service for Cause, or (B) three (3) years following the Director's termination of service for any other reason; and/or

                           (2) the portion of the Initial Director Award not
                  exercisable upon termination of service, the date of the Director's termination of service.

                  Notwithstanding anything herein to the contrary, the normal expiration date for Director Awards shall not be extended.

                  (d) EXERCISE PRICE. The exercise price of the Common Stock under the Initial Director Award and the Annual Director Award granted to each Director shall be the Fair Market Value of the shares of Common Stock subject to such Director Award on the Grant Date for such Director Award.

                  (e) AWARD AGREEMENT. Each Initial Director Award and Annual Director Award granted to a Director shall be evidenced by an Award Agreement between the Company and such Director that sets forth the terms, conditions and limitations described above and any additional terms, conditions and limitations applicable to the Initial Director Award or the Annual Director Award. Such Award Agreements shall be consistent with the terms and conditions of this Plan.

         8. PAYMENT OF AWARDS.

                  (a) GENERAL. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

                  (b) DEFERRAL. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee, or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump-sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                  (c) DIVIDENDS AND INTEREST. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

                  (d) SUBSTITUTION OF AWARDS. At the discretion of the Committee, a Participant who has been granted an Employee Award may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type, subject to the overall limits expressed in this Plan.

                  (e) NO FRACTIONAL SHARES. The Committee shall not be required to issue any fractional shares of Common Stock under this Plan. The Committee, in its sole discretion, may provide for the elimination of fractions for the settlement of fractions in cash.

         9. OPTION EXERCISE. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise (a) in cash or by check payable and acceptable to the Company, or (b) by tendering to the Company shares of Common Stock owned by the Participant for at least six months, if acquired pursuant to a Company stock option, such shares having an aggregate Fair Market Value as of the date of exercise and tender that is not greater than the Exercise Price for the shares with respect to which the Option is being exercised, and by paying any remaining amount of the Exercise Price as provided in (a) above (provided that the Committee may, upon confirming that the Participant owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Participant (or not require surrender of) the certificate for the shares being tendered upon the exercise), or (c) by the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Exercise Price and any required tax withholding amounts, provided that in the event the Participant chooses to pay the Exercise Price and withholding taxes as provided in (c) above, the Participant and the broker shall comply with such procedures and enter into such agreements as the Committee may prescribe as a condition of such payment procedure, or (d) by a combination of such payment methods.

         10. TERMINATION OF EMPLOYMENT OR SERVICE. Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award or, in the case of Director Awards, as provided in this Plan. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment or service) on the date the Participant terminates employment or service with the Company or its Subsidiaries.

         11. ACCELERATION UPON A CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, all conditions and/or restrictions relating to the continued employment or service of a Participant and/or the achievement of Performance Objectives with respect to the vesting and exercisability or full entitlement to any Award shall immediately lapse upon a Change in Control.

         12. ASSIGNABILITY. Unless otherwise permitted by the Committee, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by (a) will or the laws of descent and distribution, or (b) a qualified domestic relations order. During the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 12 shall be null and void. Upon the Participant's death, the personal representative or other person entitled to succeed to the rights of the Participant (the "Successor Participant") may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant's will or under the applicable laws of descent and distribution.

                  Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, children or grandchildren (including adopted children and stepchildren and grandchildren) of the Participant ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members and, if applicable, the Participant, or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Participant are the only partners, provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term "Participant" shall be deemed to refer to the transferee. No transferred Options shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Options. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

         13. ADJUSTMENTS.

                  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize (i) any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures or other obligations, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards, (ii) the Exercise Price in respect of such Awards, and (iii) the kind of shares covered thereby (including shares of another issuer) shall be adjusted as appropriate.

                  (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, or (ii) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for thirty (30) days prior to such cancellation.

                  (d) The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board, and (ii) any Award that is not intended to meet the requirements of Code Section 162(m), to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

         14. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         15. AMENDMENTS OR TERMINATION. The Company may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent, and (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is determined by the Board to be required by applicable laws, regulations or exchange requirements.

         16. RESTRICTIONS. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied, based on the advice of its counsel, that such issuance will be in compliance with applicable federal and state securities laws. The Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to an Award and repurchase of the Participant's Option rights.

         17. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         18. INDEMNIFICATION. The Company shall indemnify and hold harmless any member of the Board or the Compensation Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Compensation Committee member or individual.

         19. MISCELLANEOUS. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or a Director and shall not diminish the power of the Company to terminate any Participant's employment or service at any time.

         20. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

         21. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of March 7, 2001, subject to approval of this Plan by the stockholders of the Company within one year of the date this Plan is adopted by the Board. If the stockholders of the Company should fail to so approve this Plan within one year of the adoption date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

                             Attested to by the Secretary of Administaff, Inc., as adopted by the Board of Directors effective as of March 7, 2001.


                                        /s/ John H. Spurgin, II
                             --------------------------------------------

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                                ADMINISTAFF, INC.
                            TO BE HELD ON MAY 8, 2001

     The undersigned hereby appoints Paul J. Sarvadi and John H. Spurgin, II, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Administaff, Inc. held of record by the undersigned on March 9, 2001, at the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas on May 8, 2001 at 10:00 a.m., Central Daylight Savings Time, or any reconvened meeting after an adjournment thereof.

      It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED "FOR" THE PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PERSONS NAMED HEREIN ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side.)

                                ADMINISTAFF, INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.   Election of Directors.                                                   The undersigned hereby revokes all previous
     Nominees:  01) Jack M. Fields, Jr.        For    Withhold     For All    proxies relating to the shares of Common Stock
                02) Paul S. Lattanzio.         All      All        Except     covered hereby and confirms all that said Proxy
                03) Richard G. Rawson.         [ ]      [ ]          [ ]      may do by virtue hereof.
     FOR ALL EXCEPT NOMINEE(S) CROSSED
     OUT.                                                                                                              , 2001
                                                                              -----------------------------------------
2.   To approve the adoption of the            For    Against      Abstain                Dated
     Administaff, Inc. 2001 Incentive          [ ]      [ ]          [ ]
     Plan.                                                                    -----------------------------------------------
                                                                                    Signature of Stockholder
3.   To ratify the appointment of Ernst &      For    Against      Abstain
     Young, LLP as the Company's independent   [ ]      [ ]          [ ]      -----------------------------------------------
     auditors for the year 2001.                                                   Signature of Stockholder

                                                                              This proxy must be signed exactly as the name
                                                                              appears hereon. Joint owners should each
                                                                              sign. Executors, administrators, trustees, etc.,
                                                                              should give full title as such. If the signer is a
                                                                              corporation, please sign full corporate name by
                                                                              duly authorized officer.